Exhibit 99.1

CONTACT:

Teri Klein

Vice President, Investor Relations

408.617.8825

teri.klein@palm.com

Palm Reports Q4 and FY 2009 Results

SUNNYVALE, Calif., June 25, 2009 — Palm, Inc. (NASDAQ: PALM) today reported that total revenues in the fourth quarter of fiscal year 2009, ended May 29, 2009, were $86.8 million. Gross profit was $20.1 million and gross margin was 23.1 percent. These results include the effects of subscription accounting treatment required by GAAP.(1) In accordance with this methodology, revenues and cost of revenues for the Palm® Pre™ smartphone are deferred and recognized over the product’s estimated economic life.

To facilitate comparisons to Palm’s historical results, Palm has included non-GAAP adjusted measures, which exclude the impact of subscription accounting, stock-based compensation and other items detailed later in this release. The Company believes this information will help investors better evaluate its current period performance and trends in its business.

On a non-GAAP basis, Adjusted Revenues in the fourth quarter totaled $113.2 million, Adjusted Gross Profit was $30.4 million and Adjusted Gross Margin was 26.8 percent.

“The launch of Palm webOS™ and Palm Pre was a major milestone in Palm’s transformation; we have now officially reentered the race,” said Jon Rubinstein, Palm’s chairman and chief executive officer. “We have more to accomplish, but the groundwork is laid for a very promising future here at Palm. Our senior management team is capable, motivated and focused on execution; there is a large group of developers waiting to build great applications for Palm webOS; and we have a new product pipeline that we think will set a standard for the industry.”

The company shipped a total of 351,000 smartphone units during the quarter, representing a 6 percent increase from the third quarter of fiscal year 2009 and a year-over-year decline of 62 percent. Smartphone sell-through for the quarter was 460,000 units, down 5 percent vs. the third quarter of fiscal year 2009 and down 52 percent year-over-year.

Net loss applicable to common shareholders for the fourth quarter of fiscal year 2009 was $(105.0) million, or $(0.78) per diluted common share. This compares to a net loss applicable to common shareholders for the fourth quarter of fiscal year 2008 of $(43.4) million or $(0.40) per diluted common share.

On a non-GAAP basis, Adjusted Net Loss for the fourth quarter of fiscal year 2009 was $(53.4) million, or $(0.40) per diluted share. This compares to an Adjusted Net Loss for the fourth quarter of fiscal year 2008 of $(23.9) million, or $(0.22) per diluted share.

The company’s cash, cash equivalents and short-term investments balance was $255.1 million at the end of the fourth quarter of fiscal year 2009. This total includes the $103.5 million in net proceeds from the company’s public equity offering, which took place in March. Cash used in operations for the fourth quarter of fiscal year 2009 was $72.4 million.

Fiscal Year 2009 Results

Total revenues for the full fiscal year 2009 were $735.9 million. Gross profit for fiscal year 2009 was $159.8 million and gross margin was 21.7 percent. The company shipped a total of 2,407,000 smartphone units during the year, representing a 25 percent decline vs. the prior year. Smartphone sell-through for the full year was 2,570,000 units, down 19 percent year-over-year.

Net loss applicable to common shareholders was $(753.5) million, or $(6.51) per diluted common share, which included a net non-cash charge of approximately $397 million pertaining to an increase in the reserves for the company’s U.S. deferred tax asset. This compares to a net loss applicable to common shareholders for fiscal year 2008 of $(110.9) million, or $(1.05) per diluted common share.

On a non-GAAP basis, Adjusted Revenues totaled $762.3 million, Adjusted Gross Profit was $171.1 million and Adjusted Gross Margin was 22.4 percent for the full fiscal year 2009.

On a non-GAAP basis, Adjusted Net Loss for fiscal year 2009 was $(241.1) million, or $(2.08) per diluted share. This compares to an Adjusted Net Loss for fiscal year 2008 of $(36.2) million, or $(0.34) per diluted share.

Investor’s Note

Palm will host a conference call to review its fourth-quarter and fiscal year 2009 financial results at 4:30 p.m. Eastern (1:30 p.m. Pacific). Investors and other interested parties are encouraged to listen to the call via audio webcast at Palm’s Investor Relations website (http://investor.palm.com). Investors and other interested parties wishing to listen to the conference call via telephone may dial 866.356.4441 (domestic) or 617.597.5396 (international). There is no pass code required for the live call. A telephone replay of the conference call will be available through July 2, 2009. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international). The pass code 26667932 is required for the replay. An archive of the audio webcast of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

About Palm, Inc.

Palm, Inc. is a leading mobile products company, creating instinctive yet powerful mobile products that enable people to better manage their lives on the go. The company’s products for consumers, mobile professionals and businesses include Palm® Treo™, Pre™ and Centro™ phones, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenues and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis and eliminating the effect of the revenues and cost of revenues deferrals under subscription accounting for Palm webOS (Palm Pre) products. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance and to provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash-generating potential, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance and enables investors to more fully understand trends in its current and future performance. In assessing the overall health of its business during the three months and fiscal years ended May 31, 2009 and 2008, Palm excluded items in the following general categories, each of which are described below:

Subscription Accounting/Deferred Revenues and Deferred Cost of Revenues. Palm began selling Palm Pre smartphones, the first Palm webOS product, during the fourth quarter of fiscal year 2009. Because Palm may provide unspecified services and additional software products to customers of its Palm webOS products in the future free of charge, GAAP requires that Palm recognize revenues and cost of revenues for these products on a straight-line basis over the currently estimated economic product life, or 24 months, with any loss recognized at the time of sale. This accounting treatment, referred to as subscription accounting, results in the deferral of most of the revenues and cost of revenues during the quarter in which Palm Pre smartphones are sold to the customer. Other costs related to Palm webOS products, including costs for warranty, engineering, sales and marketing, are expensed as incurred. The amount of revenues and cost of revenues related to Palm webOS smartphone sales that Palm deferred for recognition in future periods under subscription accounting is significant to Palm’s results of operations. Palm eliminates the effect of subscription accounting (current sales deferred to future periods) to provide more transparency into Palm’s underlying sales trends. Management uses the non-GAAP measure Adjusted Revenues to evaluate growth rate, revenue mix and performance relative to competitors. Management uses the non-GAAP measures of Adjusted Gross Profit and Adjusted Gross Margin to measure operating performance based on current period sales and to facilitate ongoing operating decisions. These financial measures are not consistent with GAAP because they do not reflect deferral of revenues and product costs for recognition in later periods.

While the GAAP results provide insight into Palm’s operations and financial position, management continues to supplement its analysis of its business using the non-GAAP results to review the total revenues, related product costs, warranty and resulting margin for Palm webOS smartphone products sold to customers during the period. Further, management uses the total revenues, related product costs, warranty and operating results to forecast future cash flows and to facilitate ongoing and future operating decisions.

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more transparent comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, Palm believes that excluding stock-based compensation allows for a more transparent comparison of its financial results to previous periods. Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). For purposes of calculating its non-GAAP financial measures during fiscal year 2009, Palm excluded the non-cash net impact on the tax provision pertaining to the increase of the valuation allowance for the Company’s U.S. deferred tax assets. The resulting non-GAAP tax provision, excluding the valuation allowance on deferred tax assets, represents amounts that Palm believes it will pay for foreign and state taxes. Palm believes this is appropriate because management considers the amount of taxes that will be paid when evaluating Palm’s overall business performance, making operational decisions or forecasting and planning future periods, and does not include the charges from establishing a valuation allowance on its U.S. deferred tax assets in this consideration. Additionally, Palm believes the exclusion of these charges is useful because it allows more transparent comparisons of its financial results to historical operations. For purposes of calculating its non-GAAP financial measures for the three months and fiscal year ended May 31, 2008, Palm assumed a 40 percent annual effective tax rate to provide a more appropriate view of these periods.

Other Expenses. Palm excludes certain other items that are the result of unplanned or infrequent events to measure its operating performance. Included in these items are restructuring charges, a casualty recovery, patent acquisition cost (refund), a gain on sale of land, an impairment of non-current auction rate securities, a loss on a series C derivative and accretion of convertible preferred stocks, as these amounts relate to items that are unplanned and/or are not expected to recur on a quarterly basis. Therefore, by providing this information, Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. Palm considers this measure to be an important indicator of its operational strength to incur and repay indebtedness. Palm excludes net interest and taxes to allow a creditor to assess Palm’s ability to repay different debt instruments. Palm excludes depreciation and amortization because while tangible and intangible assets support Palm’s business, Palm does not believe the related depreciation and amortization costs are directly attributable to Palm’s ability to repay debt. This measure is used by some investors when assessing the performance of the company. In addition, Palm further excludes other non-GAAP items, such as eliminating the revenues and cost of revenues deferrals under subscription accounting for its Palm webOS products, stock-based compensation, restructuring charges, casualty recovery, patent acquisition cost (refund), a gain on sale of land, an impairment of non-current auction rate securities and a loss on a series C derivative listed above, to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding these items and net other income (expense) is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm Pre’s estimated economic life, Palm’s future, applications for Palm webOS, Palm’s new product pipeline, Palm’s ability to set standards for its industry, providing services and additional software products to customers of Palm webOS products and expected tax payments. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: acceptance of Palm Pre by wireless carriers and end users; the effect of current recessionary economic and financial market conditions and investment in Palm’s corporate transformation, including the transition to the Palm webOS platform, on Palm’s liquidity and ability to raise additional funding; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; Palm’s dependence on a concentrated number of significant customers; and Palm’s ability to adjust to changing market conditions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including Palm’s quarterly report on Form 10-Q for the quarter ended February 27, 2009 under the caption Risk Factors and elsewhere. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Palm, Treo, Centro, Palm Pre and Palm webOS are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

(1)	GAAP stands for Generally Accepted Accounting Principles.

# # #

Palm, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Years Ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
Revenues	$86,773	$296,155	$735,872	$1,318,691
Cost of revenues (a)	66,706	221,613	576,113	916,810

Gross profit	20,067	74,542	159,759	401,881

Operating expenses:
Sales and marketing (a)	33,304	54,132	174,052	229,702
Research and development (a)	37,893	48,025	177,210	202,764
General and administrative (a)	14,384	12,131	55,923	60,778
Amortization of intangible assets	404	883	3,054	3,775
Restructuring charges (a)	2,619	1,299	16,134	30,353
Casualty recovery	(5,250)	—	(268)	—
Patent acquisition cost (refund)	—	—	(1,537)	5,000
Gain on sale of land	—	—	—	(4,446)

Total operating expenses	83,354	116,470	424,568	527,926

Operating loss	(63,287)	(41,928)	(264,809)	(126,045)
Impairment of non-current auction rate securities	(2,707)	(6,693)	(35,885)	(32,175)
Interest (expense)	(4,778)	(7,375)	(25,299)	(20,397)
Interest income	729	2,300	5,840	21,860
Loss on series C derivative	(23,088)	—	(2,515)	—
Other income (expense), net	(547)	(575)	(5,255)	(1,471)

Loss before income taxes	(93,678)	(54,271)	(327,923)	(158,228)
Income tax provision (benefit)	(2,160)	(13,205)	404,265	(52,809)

Net loss	(91,518)	(41,066)	(732,188)	(105,419)
Accretion of series B and series C redeemable convertible preferred stock	13,456	2,379	21,285	5,516

Net loss applicable to common shareholders	$(104,974)	$(43,445)	$(753,473)	$(110,935)

Net loss per common share:
Basic and diluted	$(0.78)	$(0.40)	$(6.51)	$(1.05)

Shares used to compute net loss per common share:
Basic and diluted	134,383	107,564	115,725	105,891

(a) Costs and expenses include stock-based compensation as follows:
Cost of revenues	$238	$307	$1,306	$1,716
Sales and marketing	752	1,184	3,774	6,607
Research and development	2,250	2,443	10,288	10,267
General and administrative	1,238	1,549	7,296	12,500
Restructuring charges	—	—	1,189	1,091

	$4,478	$5,483	$23,853	$32,181

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	May 31, 2009	May 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$152,400	$176,918
Short-term investments	102,733	81,830
Accounts receivable, net of allowance for doubtful accounts of $350 and $1,169, respectively	66,452	116,430
Inventories	19,716	67,461
Deferred income taxes	174	82,011
Prepaids and other	12,104	15,436

Total current assets	353,579	540,086

Restricted investments	9,496	8,620
Non-current auction rate securities	6,105	29,944
Deferred costs	14,896	—
Property and equipment, net	31,167	39,636
Goodwill	166,320	166,332
Intangible assets, net	48,914	61,048
Deferred income taxes	331	318,850
Other assets	12,428	15,746

Total assets	$643,236	$1,180,262

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$105,628	$161,642
Income taxes payable	475	1,088
Deferred revenues	18,429	4,080
Accrued restructuring	6,090	8,058
Current portion of long-term debt	4,000	4,000
Other accrued liabilities	207,820	232,478

Total current liabilities	342,442	411,346
Non-current liabilities:
Long-term debt	390,000	394,000
Non-current deferred revenues	13,077	—
Non-current tax liabilities	5,783	6,127
Other non-current liabilities	—	2,098

Series B redeemable convertible preferred stock, $0.001 par value, 325 shares authorized and outstanding; aggregate liquidation value: $325,000	265,412	255,671
Series C redeemable convertible preferred stock, $0.001 par value, 100 shares authorized; outstanding: 51 shares and 0 shares, respectively; aggregate liquidation value: $51,000 and $0, respectively	40,387	—

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 125,000 shares authorized:
Series A: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.001 par value, 2,000,000 shares authorized; outstanding: 139,687 shares and 108,369 shares, respectively	140	108

Additional paid-in capital	854,649	659,141
Accumulated deficit	(1,269,672)	(537,484)
Accumulated other comprehensive income (loss)	1,018	(10,745)

Total stockholders’ equity (deficit)	(413,865)	111,020

Total liabilities and stockholders’ equity (deficit)	$643,236	$1,180,262

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	May 31, 2009	May 31, 2008
Cash flows from operating activities:
Net loss	$(91,518)	$(41,066)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation	4,579	5,330
Stock-based compensation	4,478	5,483
Amortization of intangible assets	2,583	3,417
Amortization of debt issuance costs	784	785
Deferred income taxes	(10,567)	(28,658)
Realized loss on short-term investments	312	320
Recognized loss on property and equipment	619	—
Excess tax benefit related to stock-based compensation	(23)	(3)
Impairment of non-current auction rate securities	2,707	6,693
Loss on series C derivative	23,088	—
Changes in assets and liabilities:
Accounts receivable	(12,716)	42,084
Inventories	(4,098)	(26,653)
Prepaids and other	1,051	(2,022)
Accounts payable	7,027	702
Income taxes payable	8,695	14,470
Accrued restructuring	(1,269)	(2,596)
Deferred revenues/costs, net	12,962	—
Other accrued liabilities	(21,095)	9,620

Net cash used in operating activities	$(72,401)	$(12,094)

Cash flows from investing activities:
Purchase of property and equipment	(3,853)	(3,349)
Purchase of short-term investments	(50,867)	(77,303)
Sale of short-term investments	35,874	3,452
Sale of restricted investments	262	165
Principal received from investment in non-current auction rate securities	485	—

Net cash used in investing activities	$(18,099)	$(77,035)

Cash flows from financing activities:
Proceeds from issuance of common stock	104,049	—
Proceeds from issuance of common stock; employee stock plans	9,081	4,534
Proceeds (costs) from issuance of preferred stock, net	(31)	—
Excess tax benefit related to stock-based compensation	23	3
Repayment of debt	(1,891)	(1,272)
Cash distribution to stockholders	(180)	(180)

Net cash provided by financing activities	$111,051	$3,085

Effects of exchange rate changes on cash and cash equivalents	1,082	266
Change in cash and cash equivalents	21,633	(85,778)
Cash and cash equivalents, beginning of period	130,767	262,696

Cash and cash equivalents, end of period	$152,400	$176,918

Other cash flow information:
Cash paid for taxes	$731	$1,221

Cash paid for interest	$3,881	$6,438

Non-cash investing and financing activities:
Liability for property and equipment acquired	$—	$3,334

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share data)

(Unaudited)

	Three Months Ended May 31, 2009				Three Months Ended May 31, 2008
	GAAP	Adjustments		Non-GAAP/ Adjusted	GAAP	Adjustments		Non-GAAP/ Adjusted
Revenues	$86,773	$26,446	(a)	$113,219	$296,155	$—		$296,155
Cost of revenues	66,706	16,162	(b)(c)	82,868	221,613	(307	) (c)	221,306
Gross profit	20,067	10,284	(d)	30,351	74,542	307	(d)	74,849

Operating expenses	83,354	(2,013	) (c)(e)	81,341	116,470	(7,358	) (c)(e)	109,112

Net loss	(91,518)	38,092		(53,426)	(41,066)	17,118		(23,948)

Net loss applicable to common shareholders	$(104,974)	$51,548		$(53,426)	$(43,445)	$19,497		$(23,948)

Net loss per common share:
Basic and diluted	$(0.78)	$0.38	(f)	$(0.40)	$(0.40)	$0.18	(f)	$(0.22)

Shares used to compute net loss per common share:
Basic and diluted	134,383	—		134,383	107,564	—		107,564

	Year Ended May 31, 2009				Year Ended May 31, 2008
	GAAP	Adjustments		Non-GAAP/ Adjusted	GAAP	Adjustments		Non-GAAP/ Adjusted
Revenues	$735,872	$26,446	(a)	$762,318	$1,318,691	$—		$1,318,691
Cost of revenues	576,113	15,094	(b)(c)	591,207	916,810	(1,716	) (c)	915,094
Gross profit	159,759	11,352	(d)	171,111	401,881	1,716	(d)	403,597

Operating expenses	424,568	(38,741	) (c)(e)	385,827	527,926	(64,056	) (c)(e)	463,870

Net loss	(732,188)	491,044		(241,144)	(105,419)	69,250		(36,169)

Net loss applicable to common shareholders	$(753,473)	$512,329		$(241,144)	$(110,935)	$74,766		$(36,169)

Net loss per common share:
Basic and diluted	$(6.51)	$4.43	(f)	$(2.08)	$(1.05)	$0.71	(f)	$(0.34)

Shares used to compute net loss per common share:
Basic and diluted	115,725	—		115,725	105,891	—		105,891

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items (continued)

(a)	Non-GAAP adjustments to revenues reflect (i) the inclusion of amounts generally due to Palm at the time of the sale related to Palm webOS units delivered in the current period and (ii) the reversal of the current period’s amortization of deferred revenue derived from Palm webOS units delivered in the current period.
(b)	Non-GAAP adjustments to cost of revenues reflect (i) the inclusion of the total cost of Palm webOS units delivered in the current period and (ii) the reversal of the current period’s amortization of deferred cost related to Palm webOS units delivered in the current period. In addition, the non-GAAP adjustment to cost of revenues reflects the estimate of the warranty expense in the period when the related products are delivered to the customer, rather than when the expense is incurred. The non-GAAP adjustment to cost of revenues does not reflect the costs to develop any future unspecified features and additional software products that may eventually be provided to customers and are expensed as incurred.
(c)	Non-GAAP adjustments relate to the elimination of stock-based compensation.
(d)	Non-GAAP adjustments to gross margin are the difference between non-GAAP adjustments to revenues and non-GAAP adjustments to cost of revenues [(a) – (b) – (c)].
(e)	Non-GAAP adjustments to operating expenses include the elimination of amortization of intangible assets, restructuring charges, casualty recovery, patent acquisition cost (refund) and gain on sale of land, as applicable.
(f)	Represents the per share impact of the non-GAAP adjustments to net loss.

Palm, Inc.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Years Ended
	May 31, 2009	May 31, 2008	May 31, 2009	May 31, 2008
Net loss, as reported	$(91,518)	$(41,066)	$(732,188)	$(105,419)
Interest (income) expense, net	4,049	5,075	19,459	(1,463)
Taxes	(2,160)	(13,205)	404,265	(52,809)
Depreciation/amortization	7,162	8,747	31,811	36,209

EBITDA	(82,467)	(40,449)	(276,653)	(123,482)
Adjustments:

Effect of subscription accounting	10,046	—	10,046	—
Stock-based compensation (a)	4,478	5,483	22,664	31,090
Other (income) expense, net	547	575	5,255	1,471
Restructuring charges	2,619	1,299	16,134	30,353
Casualty recovery	(5,250)	—	(268)	—
Patent acquisition cost (refund)	—	—	(1,537)	5,000
Gain on sale of land	—	—	—	(4,446)
Impairment of non-current auction rate securities	2,707	6,693	35,885	32,175
Loss on series C derivative	23,088	—	2,515	—

Adjusted EBITDA	$(44,232)	$(26,399)	$(185,959)	$(27,839)

(a)	Stock-based compensation related to workforce reductions are included in restructuring charges.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.